UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2008

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GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-24189	65-0488983
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

615 Sierra Rose Drive,  Reno NV  89511

(Address of Principal Executive Office) (Zip Code)

(775) 621-5400

(Registrant’s telephone number, including area code)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Effective October 31, 2008, we entered into a mining acquisition agreement with Sunergy Inc., wherein Sunergy has agreed to purchase a 100% interest in our Nyinahin Mining Concession, located in Ghana, West Africa, for aggregate consideration of $1,000,000.  The consideration shall consist of:

a)

$500,000, which shall be payable as follows:

i)

$50,000 which is to be provided within 5 days of the effective date of the mining acquisition agreement,

ii)

 $200,000 which is to be provided by December 31, 2008, and

iii)

the balance of $250,000 which is to be provided by April 30, 2009; and

b)

2,000,000 restricted Shares of common stock of Sunergy, at a deemed value of $0.25 per share.

Pursuant to the terms of the mining acquisition agreement, we shall retain a 5% net smelter return on the Nyinahin Mining Concession.

Item 7.01

Regulation FD Disclosure

On November 6, 2008, we issued a news release announcing the sale of our 100% owned Nyinahin Mining Concession located in Ghana, West Africa to Sunergy, Inc.

Item 9.01

Financial Statements and Exhibits

10.1

Mining Acquisition Agreement dated October 31, 2008 between our company and Sunergy Inc.

99.1

News release dated November 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

By:	/s/ STEPHEN PARENT
Stephen Parent President and Chief Executive Officer

Date:  November 24, 2008